Exhibit 5.1
August 12, 2009
Onyx Pharmaceuticals, Inc.
2100 Powell Street
Emeryville, CA 91355
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the offering by Onyx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of an aggregate of $230,000,000 principal amount of the Company’s 4.0% Senior Convertible Notes due 2016 (the “Notes”) initially convertible into 5,800,761 shares of the Company’s common stock, par value $0.001 per share (the “Conversion Shares”), pursuant to an effective Registration Statement on Form S-3 (No. 333-143825) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included within the Registration Statement (the “Base Prospectus”), and the prospectus supplements dated August 6, 2009 filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplements”). (The Base Prospectus and Prospectus Supplements are collectively referred to as the “Prospectus.”) The Notes are issued pursuant to the Indenture dated August 12, 2009, between the Company and Wells Fargo Bank, National Association, as Trustee (as defined therein) (the “Base Indenture”), and a First Supplemental Indenture dated August 12, 2009, between the Company and Wells Fargo Bank, National Association, as Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).
In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus, the Indenture, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
Our opinion herein is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law and, as to the Notes constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.
In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents (except the due authorization, execution and delivery by the Company of the Indenture). With respect to our opinion as to the
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August 12, 2009
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Conversion Shares, we have assumed that, at the time of issuance of such Conversion Shares, a sufficient number of shares of Common Stock will be authorized and available for issuance.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Notes are valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general principles of equity and limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) the Conversion Shares, when issued in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable.
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, Cooley Godward Kronish LLP
By:	/s/ Michael E. Tenta
Michael E. Tenta

FIVE PALO ALTO SQUARE, 3000 EL CAMINO REAL, PALO ALTO, CA 94306-2155 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM